Investor Relations Contact: 415.972.7080 | Media Inquiries Contact: 415.973.5930 | www.pgecorp.com November 7, 2019 PG&E Corporation Reports Third-Quarter 2019 Financial Results • Recorded GAAP losses were $3.06 per share for the third quarter of 2019, compared to earnings of $1.09 per share for the same period in 2018. • Non-GAAP earnings from operations were $1.11 per share for the third quarter of 2019, compared to $1.13 per share for the same period in 2018. SAN FRANCISCO — PG&E Corporation (NYSE: PCG) recorded third-quarter 2019 net losses attributable to common shareholders of $1.6 billion, or $3.06 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with net income available for common shareholders of $564 million, or $1.09 per share, for the third quarter of 2018. GAAP results include items that management does not consider part of normal, ongoing operations (items impacting comparability, or "IIC"), which totaled $2.2 billion after-tax, or $4.17 per share, for the quarter. This was primarily driven by an additional $2.5 billion pre-tax charge for estimated third-party claims related to the 2017 Northern California wildfires and the 2018 Camp fire. This additional charge reflects the previously announced agreement with insurance subrogation claimants. IIC for the quarter also include a charge for capital disallowances in the 2019 Gas Transmission and Storage (GT&S) rate case; enhanced and accelerated electric asset inspection costs; clean-up and repair costs related to the 2018 Camp fire; legal and other costs related to the 2017 Northern California wildfires and the 2018 Camp fire; and legal and other costs, partially offset by interest income, related to PG&E Corporation’s and Pacific Gas and Electric Company’s (Utility) reorganization cases under Chapter 11 of the U.S. Bankruptcy Code (Chapter 11). “We continue to make progress in our efforts to move expeditiously through the Chapter 11 process, and remain focused on a fair and prompt resolution of wildfire victims’ claims, while continuing to support California’s clean energy future. We also remain dedicated to the safe operation of our gas and electric systems, and in particular, to reducing the risk of wildfire in our communities. This work has involved in recent weeks shutting off power for safety in anticipation of dangerous weather conditions—a decision that we know causes hardship but is done solely in the interest of public safety,” said PG&E Corporation Chief Executive Officer and President Bill Johnson.

Progress Report PG&E welcomes the engagement of the Governor’s Office through discussions that began this week toward resolving the Chapter 11 process and defining the future structure of the company. Over the past several months, the company has made significant headway on operational improvements, wildfire victim compensation, and the Chapter 11 process: • The Utility Board of Directors named Andrew M. Vesey as Chief Executive Officer and President of Pacific Gas and Electric Company, with responsibility for all aspects of Utility operations. • The Utility received its safety certificate from the California Public Utilities Commission (CPUC), and the Bankruptcy Court approved PG&E’s participation in the statewide wildfire fund established by California Assembly Bill (AB) 1054. The Utility expects that its initial contribution to the wildfire fund would be approximately $4.8 billion, and that its annual contributions thereafter would be approximately $193 million. The initial contribution would be payable upon the company’s emergence from Chapter 11 reorganization. • PG&E announced an $11 billion settlement to resolve all insurance subrogation claims arising from the 2017 Northern California wildfires and 2018 Camp fire. • PG&E filed a Plan of Reorganization that will meet the requirements of AB 1054 by satisfying wildfire claims, in full, in the amount reached through settlement or as estimated by the court—consistent with the terms of AB 1054 that it be neutral, on average, for the Utility’s customers—along with the assumption of all power-purchase agreements and community-choice aggregation servicing agreements; the assumption of all collective bargaining agreements; and certain other terms. PG&E remains committed to working with the individual wildfire claimants to fairly and reasonably resolve their claims and will continue to work to do so. Non-GAAP Earnings from Operations PG&E Corporation’s non-GAAP earnings from operations, which exclude IIC, were $590 million, or $1.11 per share, in the third quarter of 2019, compared with $582 million, or $1.13 per share, during the same period in 2018. The decrease in quarter-over-quarter non-GAAP earnings from operations per share was primarily driven by 2019 vegetation management costs, the resolution of 2018 regulatory items, and the increase in shares outstanding, partially offset by growth in rate base earnings. PG&E Corporation discloses “non-GAAP earnings from operations,” which is a non-GAAP financial measure, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability. See the accompanying tables for a reconciliation of non-GAAP earnings from operations to consolidated loss attributable to common shareholders. IIC Guidance At this time, PG&E Corporation is not providing guidance for 2019 GAAP earnings and non- GAAP earnings from operations due to the continuing uncertainty related to the 2017 Northern California wildfires, the 2018 Camp fire, the 2019 Kincade fire, the Chapter 11 proceedings, and legislative and regulatory reforms. PG&E Corporation is providing 2019 IIC guidance of $6.2 billion to $6.3 billion after-tax for costs related to the 2017 Northern California wildfires, the 2018

Camp fire, enhanced and accelerated electric asset inspections, Chapter 11-related matters, 2019 GT&S capital disallowance, and the Public Safety Power Shutoff customer bill credit. See the accompanying tables for additional information. IIC guidance is based on various assumptions and forecasts related to future expenses and certain other factors. Supplemental Financial Information In addition to the financial information accompanying this release, presentation slides have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings- reports/default.aspx. Public Dissemination of Certain Information PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the CPUC and the Federal Energy Regulatory Commission (FERC) at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Chapter 11,” “Wildfire Updates” and “News & Events: Events & Presentations” tabs, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information. About PG&E Corporation PG&E Corporation (NYSE: PCG) is a holding company headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. Each of PG&E Corporation and the Utility is a separate entity, with distinct creditors and claimants, and is subject to separate laws, rules and regulations. For more information, visit http://www.pgecorp.com. In this press release, they are together referred to as “PG&E.”

Forward-Looking Statements This press release contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, as well as forecasts and estimates regarding potential liability in connection with the 2018 Camp fire and 2017 Northern California wildfires, the Utility’s wildfire mitigation initiatives, 2019 Wildfire Mitigation Plan, the Utility’s participation in the statewide wildfire fund created by AB 1054, and PG&E Corporation’s 2019 IIC guidance. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation’s and the Utility’s annual report on Form 10-K for the year ended December 31, 2018, their joint quarterly reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov. Additional factors include, but are not limited to, those associated with the Chapter 11 cases of PG&E Corporation and the Utility that commenced on January 29, 2019. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

PG&E CORPORATION (DEBTOR-IN-POSSESSION) CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited) Three Months Ended Nine Months Ended September 30, September 30, (in millions, except per share amounts) 2019 2018 2019 2018 Operating Revenues Electric $ 3,554 $ 3,466 $ 9,292 $ 9,729 Natural gas 878 915 3,094 2,942 Total operating revenues 4,432 4,381 12,386 12,671 Operating Expenses Cost of electricity 1,070 1,256 2,506 3,038 Cost of natural gas 68 69 515 437 Operating and maintenance 2,206 1,611 6,235 5,001 Wildfire-related claims, net of insurance recoveries 2,548 (10) 6,448 2,108 Depreciation, amortization, and decommissioning 840 759 2,433 2,257 Total operating expenses 6,732 3,685 18,137 12,841 Operating Income (Loss) (2,300) 696 (5,751) (170) Interest income 18 14 62 35 Interest expense (52) (232) (215) (678) Other income, net 62 104 199 318 Reorganization items, net (73) — (256) — Income (Loss) Before Income Taxes (2,345) 582 (5,961) (495) Income tax provision (benefit) (729) 15 (1,932) (527) Net Income (Loss) (1,616) 567 (4,029) 32 Preferred stock dividend requirement of subsidiary 3 3 10 10 Income (Loss) Attributable to Common Shareholders $ (1,619) $ 564 $ (4,039) $ 22 Weighted Average Common Shares Outstanding, Basic 529 517 528 516 Weighted Average Common Shares Outstanding, Diluted 529 517 528 517 Net Income (Loss) Per Common Share, Basic $ (3.06) $ 1.09 $ (7.65) $ 0.04 Net Income (Loss) Per Common Share, Diluted $ (3.06) $ 1.09 $ (7.65) $ 0.04

Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Earnings from Operations
Third Quarter, 2019 vs. 2018
(in millions, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,			
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)	
(in millions, except per share amounts)	2019	2018	2019	2018	2019	2018	2019	2018
PG&E Corporation's Earnings (Loss) on a GAAP basis	$ (1,619)	$ 564	$ (3.06)	$ 1.09	$ (4,039)	$ 22	$ (7.65)	$ 0.04
Items Impacting Comparability: (1)								
2017 Northern California wildfire-related costs (2)	1,465	31	2.77	0.06	2,935	1,639	5.56	3.17
2018 Camp fire-related costs (3)	408	—	0.77	—	1,979	—	3.75	—
2019 GT&S capital disallowance (4)	193	—	0.37	—	193	—	0.37	—
Electric asset inspection costs (5)	88	—	0.17	—	437	—	0.83	—
Chapter 11-related costs (6)	55	—	0.10	—	210	—	0.40	—
Pipeline-related expenses (7)	—	9	—	0.02	—	25	—	0.05
2015 Butte fire-related costs, net of insurance (8)	—	6	—	0.01	—	17	—	0.03
Reduction in gas-related capital disallowances (9)	—	(27)	—	(0.05)	—	(27)	—	(0.05)
2017 insurance premium cost recoveries (10)	—	—	—	—	—	(23)	—	(0.05)
PG&E Corporation's Non-GAAP Earnings from Operations (11)	$ 590	$ 582	$ 1.11	$ 1.13	$ 1,715	$ 1,652	$ 3.25	$ 3.19

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2018 and 2019, except for certain costs related to the Chapter 11 Cases and capital disallowances associated with the 2019 Gas Transmission and Storage ("GT&S") rate case, which are not tax deductible. Amounts may not sum due to rounding..

(1) "Items impacting comparability" represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, consisting of the items listed in the table above. See "Use of Non-GAAP Financial Measures."

(2) The Utility incurred costs of $2.0 billion (before the tax impact of $569 million) and $4.1 billion (before the tax impact of $1.1 billion) during the three and nine months ended September 30, 2019, respectively, associated with the 2017 Northern California wildfires. This includes accrued charges of $2.0 billion (before the tax impact of $566 million) and $4.0 billion (before the tax impact of $1.1 billion) during the three and nine months ended September 30, 2019, respectively, related to increases in the recorded liability for third-party claims. The Utility also incurred costs of $13 million (before the tax impact of $4 million) and $54 million (before the tax impact of $15 million) during the three and nine months ended September 30, 2019, respectively, for legal and other costs.

Three Months Ended Nine Months Ended (in millions, pre-tax) September 30, 2019 September 30, 2019 Third-party claims $ 2,021 $ 4,021 Legal and other costs 13 54 2017 Northern California wildfire-related costs $ 2,034 $ 4,075 (3) The Utility incurred costs of $567 million (before the tax impact of $159 million) and $2.7 billion (before the tax impact of $769 million) during the three and nine months ended September 30, 2019, respectively, associated with the 2018 Camp fire. This includes accrued charges of $526 million (before the tax impact of $147 million) and $2.4 billion (before the tax impact of $679 million) during the three and nine months ended September 30, 2019, respectively, related to increases in the recorded liability for third-party claims. The Utility also incurred costs of $15 million (before the tax impact of $4 million) and $265 million (before the tax impact of $74 million) during the three and nine months ended September 30, 2019, respectively, for clean-up and repair. In addition, the Utility incurred costs of $25 million (before the tax impact of $7 million) and $57 million (before the tax impact of $16 million) during the three and nine months ended September 30, 2019, respectively, for legal and other costs. Three Months Ended Nine Months Ended (in millions, pre-tax) September 30, 2019 September 30, 2019 Third-party claims $ 526 $ 2,426 Utility clean-up and repair costs 15 265 Legal and other costs 25 57 2018 Camp fire-related costs $ 567 $ 2,748 (4) The Utility recorded costs of $237 million (before the tax impact of $44 million) during the three and nine months ended September 30, 2019, for pipeline-replacement costs disallowed in the 2019 GT&S rate case as a result of spending above amounts authorized in the 2015-2018 rate case period. Due to flow-through treatment related to deductible repairs, $80 million of the loss does not generate a net tax benefit. (5) The Utility incurred costs of $121 million (before the tax impact of $33 million) and $606 million (before the tax impact of $170 million) during the three and nine months ended September 30, 2019, respectively, for incremental operating expenses related to enhanced and accelerated inspections of electric transmission and distribution assets, and certain resulting repairs that are not probable of recovery. (6) The Utility incurred costs of $73 million (before tax impact of $18 million) and $256 million (before the tax impact of $46 million) during the three and nine months ended September 30, 2019, respectively, directly associated with PG&E Corporation’s and the Utility’s Chapter 11 Cases. This includes legal and other costs of $90 million (before the tax impact of $22 million) and $191 million (before the tax impact of $28 million) during the three and nine months ended September 30, 2019, respectively ($10 million and $92 million of legal and other costs during the three and nine months ended September 30, 2019, respectively, are not tax deductible.) The Utility also incurred $114 million (before the tax impact of $32 million) during the nine months ended September 30, 2019 for debtor-in-possession (“DIP”) financing costs. These costs were partially offset by interest income of $17 million (before the tax impact of $5 million) and $49 million (before the tax impact of $14 million) recorded during the three and nine months ended September 30, 2019, respectively.

Three Months Ended Nine Months Ended (in millions, pre-tax) September 30, 2019 September 30, 2019 Legal and other costs $ 90 $ 191 DIP financing costs — 114 Interest income (17) (49) Chapter 11-related costs $ 73 $ 256 (7) The Utility incurred costs of $13 million (before the tax impact of $4 million) and $35 million (before the tax impact of $10 million) during the three and nine months ended September 30, 2018, respectively, for pipeline- related expenses incurred in connection with the multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way. (8) The Utility incurred costs, net of insurance, of $9 million (before the tax impact of $3 million) and $24 million (before the tax impact of $7 million) during the three and nine months ended September 30, 2018, respectively, associated with the 2015 Butte fire. This included $9 million (before the tax impact of $3 million) and $31 million (before the tax impact of $9 million) during the three and nine months ended September 30, 2018, respectively, for legal costs. These costs were partially offset by $7 million (before the tax impact of $2 million) recorded during the nine months ended September 30, 2018 for contractor insurance recoveries. Three Months Ended Nine Months Ended (in millions, pre-tax) September 30, 2018 September 30, 2018 Legal costs $ 9 $ 31 Insurance recoveries — (7) 2015 Butte fire-related costs, net of insurance $ 9 $ 24 (9) The Utility reduced the estimated disallowance for gas-related capital costs that were expected to exceed authorized amounts by $38 million (before the tax impact of $11 million) during the three and nine months ended September 30, 2018. The Utility had previously recorded $85 million (before the tax impact of $35 million) in 2016 for probable capital disallowances in the 2015 GT&S rate case. From 2012 through 2014, the Utility had recorded cumulative charges of $665 million (before the tax impact of $271 million) for disallowed Pipeline Safety Enhancement Plan-related capital expenditures. (10) As a result of the California Public Utilities Commission’s (“CPUC”) June 2018 decision authorizing a Wildfire Expense Memorandum Account, the Utility recorded $32 million (before the tax impact of $9 million) during the nine months ended September 30, 2018 for probable cost recoveries of insurance premiums incurred in 2017 above amounts included in authorized revenue requirements. (11) “Non-GAAP earnings from operations” is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures."

Key Drivers of PG&E Corporation’s Non-GAAP Earnings per Common Share (“EPS”) from Operations Third Quarter, 2019 vs. 2018 (in millions, except per share amounts) Third Quarter 2019 vs. 2018 YTD 2019 vs. 2018 Earnings per Earnings per Common Common Share Share Earnings (Diluted) Earnings (Diluted) 2018 Non-GAAP Earnings from Operations (1) $ 582 $ 1.13 $ 1,652 $ 3.19 Vegetation management costs (2) (46) (0.09) (78) (0.15) Resolution of 2018 regulatory items (3) (15) (0.03) (44) (0.08) Increase in shares outstanding — (0.03) — (0.07) Timing of taxes (4) (8) (0.01) 7 0.01 Miscellaneous (19) (0.04) (5) 0.01 Growth in rate base earnings 68 0.13 138 0.26 Liability insurance premiums (5) 28 0.05 45 0.08 2019 Non-GAAP Earnings from Operations (1) $ 590 $ 1.11 $ 1,715 $ 3.25 All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2018 and 2019. Amounts may not sum due to rounding. (1) See "Reconciliation of PG&E Corporation’s Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Earnings from Operations" for reconciliations of (i) earnings on a GAAP basis to non-GAAP earnings from operations and (ii) EPS on a GAAP basis to non-GAAP EPS from operations. (2) Represents the increase in routine vegetation management costs incurred during the three and nine months ended September 30, 2019, which are not recoverable through authorized revenue requirements. (3) Represents the impact of various regulatory matters resolved during the three and nine months ended September 30, 2018, with no similar impact in 2019. (4) Represents the timing of taxes reportable in quarterly statements in accordance with Accounting Standards Codification 740, Income Taxes, and results from variances in the percentage of quarterly earnings to annual earnings. (5) Represents the lower insurance premium costs during the three and nine months ended September 30, 2019, due to lower coverage renewed for excess liability and the accelerated amortization of a portion of the Utility’s liability insurance premiums during the fourth quarter of 2018 as a result of the 2018 Camp fire.

PG&E Corporation's 2019 Items Impacting Comparability ("IIC") Guidance

2019 IIC Guidance (in millions, after-tax)		Low		High
Estimated Items Impacting Comparability: (1)				
2017 Northern California wildfire-related costs (2)	$	~2,960	$	~2,960
2018 Camp fire-related costs (3)		~2,002		~2,002
Electric asset inspection costs (4)		648		504
Chapter 11-related costs (5)		~474		~438
2019 GT&S capital disallowance (6)		~195		~195
PSPS customer bill credit	$	~65	$	~65
Estimated IIC Guidance	$	~6,344	$	~6,164

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2019, except for certain Chapter 11-related and 2019 GT&S capital disallowance costs, which are not tax deductible.

(1) "Items impacting comparability" represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See "Use of Non-GAAP Financial Measures."

(2) "2017 Northern California wildfire-related costs" refers to estimated third-party claims and legal and other costs associated with the 2017 Northern California wildfires. The total offsetting tax impact for both the low and high IIC guidance range is $1.1 billion.

		2019		
(in millions, pre-tax)		Low IIC guidance range		High IIC guidance range
Third-party claims	$	~4,020	$	~4,020
Legal and other costs		~90		~90
2017 Northern California wildfire-related costs	$	~4,110	$	~4,110

(3) "2018 Camp fire-related costs" refers to estimated third-party claims, Utility clean-up and repair costs, and legal and other costs associated with the 2018 Camp fire. The total offsetting tax impact for both the low and high IIC guidance range is $778 million.

		2019		
(in millions, pre-tax)		Low IIC guidance range		High IIC guidance range
Third-party claims	$	~2,430	$	~2,430
Utility clean-up and repair costs		~270		~270
Legal and other costs		~80		~80
2018 Camp fire-related costs	$	~2,780	$	~2,780

(4) "Electric asset inspection costs" represents incremental operating expense related to enhanced and accelerated inspections of electric transmission and distribution assets, and certain resulting repairs that are not probable of recovery. The total offsetting tax impact for the low and high IIC guidance range is $252 million and $196 million, respectively.

2019

(in millions, pre-tax)	Low IIC guidance range	High IIC guidance range
Electric asset inspection costs	$ 900	$ 700

(5) "Chapter 11-related costs" consists of external legal, financing, and other fees, net of interest income, directly associated with PG&E Corporation's and the Utility's Chapter 11 Cases, of which ~$150 million of legal and other costs are not tax deductible. The total offsetting tax impact for the low and high IIC guidance range is $126 million and $112 million, respectively. Exit financing is subject to bankruptcy court approval.

	2019	
(in millions, pre-tax)	Low IIC guidance range	High IIC guidance range
Legal and other costs	$ 340	$ 290
Exit financing costs	~200	~200
DIP financing costs	~120	~120
Interest income	~(60)	~(60)
Chapter 11-related costs	$ ~600	$ ~550

(6) "2019 GT&S capital disallowance" reflects pipeline-replacement costs disallowed in the 2019 GT&S rate case as a result of spending above amounts authorized in the 2015-2018 rate case period. Due to flow-through treatment related to deductible repairs, $80 million of the loss does not generate a net tax benefit. The total offsetting tax impact for the low and high IIC guidance range is $45 million.

	2019	
(in millions, pre-tax)	Low IIC guidance range	High IIC guidance range
2019 GT&S capital disallowance	$ ~240	$ ~240

(7) "PSPS customer bill credit" represents a one-time bill credit for customers impacted by the October 9, 2019 Public Safety Power Shutoff (PSPS) event. The total offsetting tax impact for the low and high IIC guidance range is $25 million.

	2019	
(in millions, pre-tax)	Low IIC guidance range	High IIC guidance range
PSPS customer bill credit	$ ~90	$ ~90

Actual financial results for 2019 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

Use of Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP earnings from operations” and “non-GAAP EPS from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability. “Non-GAAP earnings from operations” is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability. “Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, consisting of the items listed in "Reconciliation of PG&E Corporation’s Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Earnings from Operations." “Non-GAAP EPS from operations” also referred to as “non- GAAP earnings per share from operations” is a non-GAAP financial measure and is calculated as non-GAAP earnings from operations divided by common shares outstanding (diluted). PG&E Corporation uses non-GAAP earnings from operations and non-GAAP EPS from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation believes that non-GAAP earnings from operations and non-GAAP EPS from operations provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. Non-GAAP earnings from operations and non-GAAP EPS from operations are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.